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                                                                    EXHIBIT 11.1

                 COMPUTATION OF FULLY DILUTED NET INCOME (LOSS)
                     PER COMMON AND COMMON EQUIVALENT SHARE

                                                                YEARS ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            1996          1995          1994
                                                         ----------    ----------    ----------
PRIMARY EARNINGS PER SHARE
  Weighted average shares of common stock
     outstanding.......................................   1,948,710     1,946,843     1,946,685
  Stock options (treasury stock method)................       5,357         7,578         8,771
                                                         ----------    ----------    ----------
  Weighted average shares outstanding for primary
     earnings per share computation....................   1,954,067     1,954,421     1,955,456
                                                         ----------    ----------    ----------
          Net Income (Loss)(1).........................  $     1.00    $    (2.61)   $     4.22
                                                         ==========    ==========    ==========
FULLY DILUTED EARNINGS PER SHARE
  Weighted average shares of common stock
     outstanding.......................................   1,948,710     1,946,843     1,946,685
  Stock options (treasury stock method)................       5,357         7,578         8,771
                                                         ----------    ----------    ----------
  Weighted average shares outstanding for fully diluted
     earnings per share computation....................   1,954,067     1,954,421     1,955,456
                                                         ----------    ----------    ----------
          Net Income (Loss)(1).........................  $     1.00    $    (2.61)   $     4.22
                                                         ==========    ==========    ==========

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(1) This amount is included and the resulting calculation is submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083, although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3% in 1996, 1995 and 1994.